Exhibit 99.1

Los Angeles Lakers NBA Champion, A.C. “Ironman” Green, joins Verdant Automotive Corporation Board of Directors.

LOS ANGELES, July 7, 2011 – Verdant Automotive Corporation (OTCBB;VRDT) is pleased to announce NBA Champion and Record Holder, A.C. Green, joins the Board of Directors effective immediately.

Mr. Green brings not only his rich knowledge of what it takes to be a champion but a diverse background in business development, investment and philanthropy to the Board.  During his career A.C. owned twelve Denny’s restaurants and a Hyundai dealership among other investments.  Automotive manufacturers, real estate companies, utility contractors and many others frequently tap A.C.’s unique talent in business development to help guide them to success.

“A.C. is one of the most down to Earth people I have ever met”, stated Daniel Elliott, Verdant Automotive Corp CEO. “He really knows how to bring the team together and drive results.  A.C.’s experience in investment and business development is just icing on the cake!”

“When I first became involved with Verdant I saw a lot of potential”, Mr. Green commented. “Now, I am just completely blown away.  This team is so experienced and promising…  I feel great being involved with this growing opportunity!”

One of the things A.C. is most known for is his title as the NBA’s “Ironman”, having played in 1,192 straight games (surpassing Randy Smith's 907 consecutive games played on November 20, 1997) during which time he played with NBA greats Magic Johnson, Coach Pat Riley, Kareem Abdul Jabbar, and James Worthy, and ending with Shaquille O’Neal, Kobe Bryant, Robert Horry, Derek Fisher, and Coach Phil Jackson.
A.C. Green Director Verdant Automotive

A.C. Green spent 16 seasons in the NBA, and won three championships with the Los Angeles Lakers spanning three decades (1987, 1988 and 2000).  A.C. is the only player in Laker history to win championships in both the “Fabulous” Forum and Staples Center.  A.C. also played with Charles Barkley and the Phoenix Suns, Dirk Nowitzki and the Dallas Mavericks, and Alonzo Mourning’s Miami Heat.

Mr. Green is also recognized for his contributions outside the NBA such as his tremendous commitment to youth through the A.C. Green Youth Foundation he started in 1989.  The Foundation uses ‘I got the power!’ and ‘Game Plan’ curriculum to build self-esteem and commitment in today’s youth.  A.C. also serves as one of the NBA’s Global Ambassadors and founded Going Green with A.C. Green™ to promote environmental awareness and sustainability.

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Los Angeles Lakers NBA Champion, A.C. “Ironman” Green, joins Verdant Automotive Corporation Board of Directors.

About Verdant Automotive Corporation
Verdant Automotive Corporation, a holding company for clean technology, transportation and infrastructure, is focused on removing barriers to the electrification of transportation through the development of exceptional electric vehicles, infrastructure and other supporting technologies.  For more information about Verdant Automotive Corporation, please visit our website at www.verdantautomotive.com.

The information in this new release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual or future results may differ materially from those anticipated depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Verdant Automotive Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.